Exhibit 99.1

840 Walnut Street	Julia A. Haller, MD
Suite 1510 Philadelphia, PA 19107	Ophthalmologist-in-Chief and William Tasman, MD, Endowed Chair

Professor and Chair of Ophthalmology Sidney Kimmel Medical College at Thomas Jefferson University

Jhaller@willseye org
T 215-928-3073

March 6, 2026

Mr. Bob Jahr

Chief Executive Officer
Outlook Therapeutics, Inc.
111S. Wood Ave, Unit #100
Iselin, NJ 08830

Dear Bob,

It has been a real honor and pleasure to serve on the Board of Directors of Outlook Therapeutics for the last few years.

As you are aware, I have taken on new responsibilities as CEO here at Wills Eye Hospital. As a result, time constraints are forcing me to limit my outside commitments.

To this end, and with regret and respect, I will need to step down from the Outlook Therapeutics board effective March 10, 2026.

I am so appreciative of the opportunity over the last years to work with you and the tremendous team at Outlook to bring new therapies to patients with unmet needs.

I wish the company the very best of luck. You can count on my continued support.

With warmest regards,

Julia A. Haller, MD
Chief Executive Officer and Ophthalmologist-in-Chief